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                                                                     EXHIBIT 5.1


                                                              [__________], 2001

The General Chemical Group Inc.
Liberty Lane
Hampton, New Hampshire  03842

                       Registration Statement on Form S-3

Ladies and Gentlemen:

            We have acted as special counsel to The General Chemical Group Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (as amended, the "Registration Statement") relating to (i) the issuance by the Company to the holders of its Common Stock, par value $0.01 per share (the "Common Stock"), of rights to purchase newly issued shares of Common Stock (the "Rights") and (ii) the offer and sale of such newly-issued shares of Common Stock upon the exercise of the Rights.

            In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.




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            We are of the opinion that, when the Registration Statement has become effective under the Securities Act and the Common Stock has been issued upon the exercise of the Rights and the payment to the Company of the subscription price therefor, in the manner described in the Registration Statement, the Common Stock will be validly issued, fully paid and non-assessable.

            We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the corporate laws of the State of Delaware.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the headings "Legal Matters" in the Prospectus that forms a part of the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                      Very truly yours,